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PRESS CONTACT:                               INVESTOR RELATIONS CONTACT:
Jeanette Gibson                              Roberta De Tata
Cisco Systems, Inc.                          Cisco Systems, Inc.
(408) 525-8965                               (408) 527-6388
jegibson@cisco.com                           rdetata@cisco.com

ANALYST RELATIONS CONTACT:
Art Rangel
Cisco Systems, Inc.
(408) 853-5705
arangel@cisco.com


                 CISCO SYSTEMS COMPLETES ACQUISITION OF NUSPEED

     SAN JOSE, Calif., September 8, 2000 -- Cisco Systems, Inc., today announced it has completed the acquisition of NuSpeed of Maple Grove, Minnesota.

     On July 27, 2000, Cisco announced a definitive agreement to acquire NuSpeed, a leading provider of Internet Systems' technology that connects storage area networks and Internet Protocol networks. This acquisition is being accounted for using purchase accounting.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of
Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.